UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2014, at our 2014 annual meeting of shareholders, our shareholders approved an amendment to our 2013 Stock and Option Plan that increases the number of shares of common stock authorized for issuance under this plan by 9,500,000 shares.

Item 5.07. Submission of Matters to a Vote of Security Holders.
Our annual meeting of shareholders was held on May 7, 2014. Our shareholders elected Margaret G. McGlynn, Wayne J. Riley and William D. Young to serve on our board of directors until the annual meeting of shareholders to be held in 2017. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Non-votes
Margaret G. McGlynn	188,458,980	15,287,840	6,968,491
Wayne J. Riley	201,509,342	2,237,758	6,968,491
William D. Young	194,778,793	8,968,307	6,968,491

In addition, our shareholders (i) approved the amendment to our 2013 Stock and Option Plan, (ii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 and (iii) approved, on an advisory basis, the compensation program for our named executive officers. The tabulation of votes with respect to these proposals was as follows:

	For	Against	Abstain	Non-Votes
Amendment to our 2013 Stock and Option Plan	151,189,645	52,329,579	227,876	6,968,491
Ratification of our Independent Registered Public Accounting Firm for 2014	177,807,437	32,725,923	182,231	—
Approval of the Compensation Program for our Named Executive Officers	142,428,874	60,951,451	366,775	6,968,491

Our board of directors plans to carefully consider the outcome of the advisory vote on the compensation program for our named executive officers and our discussions with and feedback from shareholders in making future decisions regarding our overall executive compensation program and practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 7, 2014	/s/ Kenneth L. Horton
Kenneth L. Horton Executive Vice President and Chief Legal Officer